Exhibit 99.1

IRADIMED CORPORATION Announces Fourth Quarter 2021 Financial Results

•	Reports fourth quarter 2021 revenue of $11.9 million, GAAP diluted EPS of $0.31 and non-GAAP diluted EPS of $0.33
•	Announces full-year and first quarter 2022 financial guidance

Winter Springs, Florida, February 4, 2022 – iRadimed Corporation (the “Company”) (NASDAQ: IRMD), a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the only known provider of a non-magnetic intravenous (“IV”) infusion pump system, and non-magnetic patient vital signs monitoring systems that are designed for use during MRI procedures, today announced financial results for the three months and year ended December 31, 2021.

“I am very happy to report these results. Fourth quarter revenue grew nearly 39% over the fourth quarter last year and was supported by record bookings that grew over 48% from the fourth quarter last year. For the full-year 2021, revenue grew nearly 32% over last year, with a 39% increase in bookings. We continue on the path of creating significant momentum in demand for our products and expect this to carry on through 2022,” said Roger Susi, President and Chief Executive Officer of the Company.

“Despite the supply chain and covid-related challenges we faced this year, our teams continued working diligently. I am proud of this organization for remaining focused on our mission and the important work we do every day,” said Susi.

Three Months Ended December 31, 2021

For the fourth quarter ended December 31, 2021, the Company reported revenue of $11.9 million compared to $8.5 million for the fourth quarter 2020. Net income was $3.9 million, or $0.31 per diluted share, compared to $0.6 million, or $0.05 per diluted share for the fourth quarter 2020. The increase in net income and diluted earnings per share is primarily the result of a $3.3 million increase in revenue and a $0.8 million tax benefit for the fourth quarter 2021.

Non-GAAP net income was $4.2 million, or $0.33 per diluted share, for the quarter ended December 31, 2021, and excludes $0.3 million of stock compensation expense, net of tax expense. Non-GAAP net income for the quarter ended December 31, 2020 was $0.9 million, or $0.07 per diluted share, and excludes $0.2 million of stock compensation expense, net of tax.

Year Ended December 31, 2021

For the year ended December 31, 2021, the Company reported revenue of $41.8 million compared to $31.7 million for the same period in 2020. Net income was $9.3 million, or $0.74 per diluted share, compared to $1.4 million, or $0.11 per diluted share for the same period in 2020. The increase in net income and diluted earnings per share is primarily the result of a $10.1 million increase in revenue and a $2.5 million decrease in general and administrative expenses, partially offset by a $2.5 million increase in income tax expense for the year ended December 31, 2021. During the year ended December 31, 2020, the Company recognized total general and administrative expense of $3.2 million related to our former CEO.

Non-GAAP net income was $10.4 million, or $0.83 per diluted share, for the year ended December 31, 2021, and excludes $1.1 million of stock compensation expense, net of tax expense. Non-GAAP net income for the year ended December 31, 2020 was $5.0 million, or $0.40 per diluted share, which excludes $1.3 million of on-going stock compensation expense, net of tax, and $2.4 million of expenses, net of tax, related to the separation of our former CEO.

Revenue Information:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Devices:
MRI compatible IV infusion pump system	$3,959,882	$2,667,237	$13,289,064	$9,360,929
MRI Compatible Patient Vital Signs Monitoring Systems	4,020,107	2,663,956	13,781,098	9,763,075
Total Devices revenue	7,979,989	5,331,193	27,070,162	19,124,004
Disposables, services and other	3,385,514	2,723,547	12,797,605	10,723,847
Amortization of extended warranty agreements	507,357	491,303	1,946,814	1,869,521
Total revenue	$11,872,860	$8,546,043	$41,814,581	$31,717,372

For the fourth quarter 2021, domestic sales were 79.8 percent of total revenue, compared to 83.1 percent for the fourth quarter 2020. Gross profit margin was 77.9 percent for the fourth quarter 2021, compared to 75.3 percent for the fourth quarter 2020.

For the year ended December 31, 2021, domestic sales were 80.0 percent of total revenue, compared to 77.4 percent for the same period in 2020. Gross profit margin was 76.6 percent for the year ended December 31, 2021, compared to 74.3 percent for the same period in 2020.

Cash Flow:

For the year ended December 31, 2021, cash from operations was $11.3 million, compared to $5.8 million for the same period in 2020.

For the fourth quarter ended December 31, 2021, free cash flow was $3.3 million, compared to $2.4 million for the fourth quarter 2020. For the year ended December 31, 2021, free cash flow was $10.8 million, compared to $5.4 million for the same period in 2020.

Financial Guidance

For the full year 2022, the Company expects to report revenue of $51.4 million to $52.2 million, GAAP diluted earnings per share of $0.82 to $0.90, and non-GAAP diluted earnings per share of $0.91 to $1.01, which assumes a normalized tax rate.

For the first quarter 2022, the Company expects to report revenue of $12.1 million to $12.3 million, GAAP diluted earnings per share of $0.16 to $0.18, and non-GAAP diluted earnings per share of $0.20 to $0.21, which assumes a normalized tax rate.

The Company’s non-GAAP diluted earnings per share guidance excludes stock-based compensation expense, net of tax, which the Company expects to be approximately $1.4 million and $0.3 million for the full year and first quarter 2022, respectively.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with U.S. GAAP.

We calculate non-GAAP net income as net income excluding (1) stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period; (2) operating expenses, net of tax, that we believe are not indicative of the Company’s on-going core operating performance, and; (3) infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. We calculate free cash flow as net cash provided by operating activities, less net cash used in investing activities for purchases of property and equipment.

We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders through various means.

All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our on-going core operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

iRadimed has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, February 4, 2022. Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 2899922.

The conference call will also be available real-time via the internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the completion of the call.

About iRadimed Corporation

iRadimed Corporation is a leader in the development of innovative magnetic resonance imaging (“MRI”) compatible medical devices. We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system that is specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe and dependable fluid delivery before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The IRADIMED 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The IRADIMED 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit, to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the IRADIMED 3880 include: wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The IRADIMED 3880 MRI compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains a preliminary financial outlook for the full year 2022 and other forward-looking statements (i.e., statements which are not historical facts). Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, impacts of the COVID-19 pandemic, including the impact of existing and new variants, and measures taken in response; potential disruptions in our limited supply chain for our products; the Company’s ability to receive FDA 510(k) clearance for new products and product candidates; unexpected costs, delays or diversion of management’s attention associated with the design, manufacture or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions, warnings or requests from the FDA or other regulatory bodies; our significant reliance on a limited number of products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations. Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	December 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$61,999,550	$50,068,728
Investments	501,855	1,909,368
Accounts receivable, net	5,136,599	4,574,932
Inventory, net	4,299,799	3,933,987
Prepaid expenses and other current assets	1,000,716	771,666
Prepaid income taxes	3,306,438	2,477,211
Total current assets	76,244,957	63,735,892
Property and equipment, net	2,069,376	2,120,148
Intangible assets, net	1,118,584	960,885
Operating lease right-of-use asset	2,482,084	2,715,030
Deferred income taxes, net	765,096	1,272,672
Other assets	201,325	261,993
Total assets	$82,881,422	$71,066,620
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$782,903	$657,054
Accrued payroll and benefits	2,814,560	1,714,782
Other accrued taxes	140,315	103,981
Warranty reserve	108,880	90,054
Deferred revenue	2,553,096	1,949,259
Current portion of operating lease liability	276,568	255,698
Other current liability	146,435	146,435
Total current liabilities	6,822,757	4,917,263
Deferred revenue	1,679,343	2,305,413
Operating lease liability	2,205,516	2,459,332
Total liabilities	10,707,616	9,682,008
Stockholders’ equity:
Common stock	1,254	1,231
Additional paid-in capital	25,160,618	23,676,843
Retained earnings	46,994,922	37,669,451
Accumulated other comprehensive income	17,012	37,087
Total stockholders’ equity	72,173,806	61,384,612
Total liabilities and stockholders’ equity	$82,881,422	$71,066,620

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Revenue	$11,872,860	$8,546,043	$41,814,581	$31,717,372
Cost of revenue	2,623,109	2,106,609	9,764,656	8,142,962
Gross profit	9,249,751	6,439,434	32,049,925	23,574,410
Operating expenses:
General and administrative	2,524,200	2,206,990	9,771,462	12,269,079
Sales and marketing	3,121,135	3,068,700	10,555,738	10,158,892
Research and development	494,851	512,718	1,905,043	1,902,530
Total operating expenses	6,140,186	5,788,408	22,232,243	24,330,501
Income (loss) from operations	3,109,565	651,026	9,817,682	(756,091)
Other income, net	3,930	13,507	18,605	139,213
Income (loss) before provision for income taxes	3,113,495	664,533	9,836,287	(616,878)
Provision for income tax (benefit) expense	(779,172)	27,119	510,816	(1,985,879)
Net income	$3,892,667	$637,414	$9,325,471	$1,369,001

Net income per share:
Basic	$0.31	$0.05	$0.76	$0.11
Diluted	$0.31	$0.05	$0.74	$0.11
Weighted average shares outstanding:
Basic	12,428,361	12,279,999	12,346,173	12,123,556
Diluted	12,632,601	12,514,348	12,590,853	12,440,086

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Years Ended December 31,
	2021	2020
Operating activities:
Net income	$9,325,471	$1,369,001
Adjustments to reconcile net income to net cash provided by operating activities:
Change in allowance for doubtful accounts	13,876	27,884
Change in provision for excess and obsolete inventory	118,217	(87,178)
Depreciation and amortization	1,406,823	1,338,824
Loss on disposal of property and equipment	5,544	6,496
Stock-based compensation	1,459,373	3,962,021
Deferred income taxes, net	523,607	389,932
Gain on maturities of investments	(18,593)	(17,272)
Changes in operating assets and liabilities:
Accounts receivable	(575,543)	2,690,487
Inventory	(393,316)	(282,904)
Prepaid expenses and other current assets	(1,038,047)	(1,098,908)
Other assets	26,557	(65,187)
Accounts payable	30,414	(403,567)
Accrued payroll and benefits	1,099,778	(451,427)
Other accrued taxes	36,334	(492,595)
Warranty reserve	18,826	8,293
Deferred revenue	48,062	(12,202)
Other current liability	—	38,014
Prepaid income taxes	(829,227)	(1,106,264)
Other	—	4,048
Net cash provided by operating activities	11,258,156	5,817,496
Investing activities:
Proceeds from maturities of investments	1,390,000	883,715
Purchases of property and equipment	(482,325)	(443,003)
Capitalized intangible assets	(259,434)	(193,743)
Net cash provided by investing activities	648,241	246,969
Financing activities:
Proceeds from exercises of stock options	623,242	1,730,100
Taxes paid related to net share settlement of equity awards	(598,817)	(1,207,618)
Net cash provided by financing activities	24,425	522,482
Net increase in cash and cash equivalents	11,930,822	6,586,947
Cash and cash equivalents, beginning of period	50,068,728	43,481,781
Cash and cash equivalents, end of period	$61,999,550	$50,068,728

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net income	$3,892,667	$637,414	$9,325,471	$1,369,001
Excluding:
Stock-based compensation expense, net of tax expense	295,785	240,261	1,101,783	1,308,734
Separation expenses, net of tax[1]	—	—	—	2,353,964
Non-GAAP net income	$4,188,452	$877,675	$10,427,254	$5,031,699
Weighted-average shares outstanding – diluted	12,632,601	12,514,348	12,590,853	12,440,086
Non-GAAP net income per share – diluted	$0.33	$0.07	$0.83	$0.40

1 Separation expenses recognized pursuant to a separation agreement as described in Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on June 16, 2020.

Free Cash Flow

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$3,366,043	$2,496,068	$11,258,156	$5,817,496
Less:
Purchases of property and equipment	91,022	93,720	482,325	443,003
Free cash flow	$3,275,021	$2,402,348	$10,775,831	$5,374,493

Media Contact:

Chris Scott

Chief Financial and Operating Officer

iRadimed Corporation

(407) 677-8022

InvestorRelations@iradimed.com